SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                                                         May 10, 2002

                      WEBCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Oklahoma                                                                       0-23242                                                               73-1097133
(State or other jurisdiction of                               (Commission File Number)                                               (IRS Employer
        incorporation)                                                                                                                                Identification No.)

9101 West 21st Street,          Sand Springs, Oklahoma          74063
(Address of principal executive offices)                              (Zip Code)

Registrant’s telephone number, including area code:          (918) 241-1000

Item 5. Other Events

        On May 10, 2002, the Registrant sold the assets of its QuikWater Division to Quik Water Systems, Inc. (the "Purchaser").  The QuikWater Division is a manufacturer and marketer of direct contact water heaters for commercial and industrial applications.

        Under the terms of the sale, the Purchaser paid the Registrant $100,000 and assumed certain liabilities of the QuikWater Division.  In addition, the Registrant has the right to receive up to $300,000 in additional payments if the Purchaser attains specified operating results over the next three years.

        In its fiscal third quarter ended April 30, 2002, the Registrant will take an estimated after-tax charge of $775,000, or $0.11 per diluted share, related to the QuikWater Division, of which $635,000, or $0.09 per diluted share, will represent a loss on disposal of the segment.  The historical results of the QuikWater Division will be reported as discontinued operations in the Registrant’s financial statements.

        The purchaser is a corporation owned by independent investors and former management of the QuikWater Division including Ashley Weber (35% owner of the Purchaser), a stockholder in the Registrant and the daughter of F. William Weber, the Registrant’s Chairman of the Board and Chief Executive Officer, and the sister of Dana Weber, the Registrant’s President and Chief Operating Officer

        The terms of the sale were approved by a special committee of the board of directors which was comprised entirely of the outside directors on the board.  The special committee evaluated the transaction against other alternatives intended to maximize the amount realized on the sale of QuikWater’s assets.  The sale of QuikWater also facilitates the refinancing of the Company’s senior debt.

        The amount of assets sold in the transaction were not "significant" as such term is defined in paragraph 4 of Item 2 of Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                   WEBCO INDUSTRIES, INC.

Dated: May 15, 2002                                                  By: /s/ Michael P. Howard
                                                                                   Michael P. Howard
                                                                                   Vice President and
                                                                                   Chief Financial Officer